UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31390	06-1195422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North, Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	CBKC	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective December 11, 2019, the Company’s Board of Directors (the “Board”) approved an updated and revised Code of Conduct (the “Code”), following the triennial review of the Code by the Board. The Code applies to all employees, executive officers and directors of the Company and its subsidiaries, and constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K

The Code was updated to improve the language, appearance and style in order to enhance the reader’s understanding of its provisions. The revised Code clarified items regarding various subject matters contained in the prior version of the Code and added new provisions regarding workplace safety, maintaining privacy, conflicts of interest and gifts.

The foregoing summary of the Code is qualified in its entirety by reference to the Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05. The Revised Code of Conduct is also available on the Company’s website at www.christopherandbanks.com by clicking on “For Investors” and then “Corp. Governance."

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

14.1 Code of Conduct of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: December 13, 2019	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 11, 2019	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

14.1	Code of Conduct of Christopher & Banks Corporation.

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